UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          Date of report (Date of earliest event reported) May 11, 2000


                            MAXUS REALTY TRUST, INC.
                      (Formerly NOONEY REALTY TRUST, INC.)
             (Exact Name of Registrant as Specified in its Charter)


        MISSOURI                    00-13457                    48-1339136
(State or  Other Jurisdiction     (Commission                 (IRS Employer
       of Incorporation)          File Number)             Identification No.)





1100 Main, Suite 2100, Kansas City, MO                            64105
(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code         (816) 421-4670

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5.       Other Events.

Holdings of Management and Certain Beneficial Owners

         Following the issuance of 173,000 shares pursuant to a private placement consummated on May 11, 2000, there will be issued and outstanding 1,039,624 shares of the Registrant's common stock, par value $1.00 per share. The table below sets forth information as of May 12, 2000, regarding the number of shares of the Registrant beneficially owned by each of the Trustees and executive officers of the Registrant and by all Trustees and officers as a group:


     Name of                     Number of Shares             Percent
 Beneficial Owner              Beneficially Owned (1)         of Class (2)
--------------------        ----------------------------     --------------
David L. Johnson                  80,682 (3)                   7.8

Daniel W. Pishny                  41,981 (4)                   4.0

Robert B. Thomson                 41,645 (5)                   4.0

Chris Garlich                     67,082                       6.5

Monte McDowell                     4,000 (6)                    *

John W. Alvey                     55,881 (4)(7)(8)             5.4

Trustees and Executive
Officers as a group              253,390 (9)                  24.4

(1) Under the rules of the Securities and Exchange Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Accordingly, shares owned separately by spouses or other family members are not included. Except as described in the footnotes below, the Trustee has both sole voting power and sole investment power with respect to the shares set forth in the table.

(2) An asterisk indicates that the number of shares beneficially owned do not exceed one percent of the number of shares of common stock issued and outstanding.

(3) Includes 41,113 shares held by KelCor, Inc., a Missouri corporation, owned by Mr. Johnson and his wife, Ms. Sandra Castetter.

                                        2

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(4)      Includes shared voting and dispositive  power of the 37,881 shares held by NKC Associates, L.L.C., a Missouri limited liability company, in which each of Mr. Pishny and Mr. Alvey hold a 22.5% equity interest.

(5) These shares are held by FQE, L.L.C., a Missouri limited liability company. FQE, L.L.C. obtained the funds used to purchase these shares from proceeds of a loan made to FQE, L.L.C. by David L. Johnson. The loan is evidenced by a promissory note, due on demand, bearing interest at a rate of eight percent per annum, and secured by the shares. Mr. Thomson is the sole member of FQE, L.L.C. Does not include shares described in note (4) held by NKC Associates, L.L.C., in which Mr. Thomson has a 10% interest.

(6) These shares are held by Home Medical Speciality Equipment, Inc., a Missouri corporation. Mr. McDowell is the principal shareholder and chief executive officer of this corporation.

(7) Mr. Alvey disclaims any beneficial ownership of the 41,113 shares held by KelCor, Inc.

(8) Substantially all of the shares purchased by Mr. Alvey other than the shares acquired by NKC Associates, L.L.C. were purchased with funds loaned to Mr. Alvey by David L. Johnson and his affiliates. These loans are unsecured.

(9)      Includes the 37,881 shares held by NKC Associates, L.L.C.



                                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Maxus Realty Trust, Inc.



Date: May 12, 2000                             By: /s/ David L. Johnson
                                                       David L. Johnson
                                                       Chairman

                                        3

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